        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MULTI-STATE MUNICIPAL SERIES-OHIO
        10f-3 transactions for the period July 29,1999-December 31, 1999


                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % of    PRINCIPAL          PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  Assets  AMOUNT             BY GROUP     BROKER(S)
Ohio Building Authority          07/01/99   $97.86  500,000    2.901%    $150,000,000.00     0.333%    Paine Webber
